UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2006

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2006, the Board of Directors of ViroPharma Incorporated (the “Company”) adopted, subject to shareholder approval, an amendment to the 2005 Stock Option and Restricted Share Plan (the “2005 Plan Amendment”) and reserved 2,000,000 shares of common stock for issuance upon the exercise of stock options or the grant of restricted shares. On May 19, 2006, the 2005 Plan Amendment was approved by stockholders at the Company’s Annual Meeting of Stockholders. The 2005 Plan Amendment increased the number of shares available for issuance under the 2005 Plan by 2,000,000 shares of common stock and increased the number of options and restricted shares that may be granted under the 2005 Plan to any one person by 600,000 shares.

The foregoing summary description of the 2005 Plan Amendment is qualified in its entirety by reference to the actual terms of the 2005 Plan, which was attached as Annex A of the Company’s 2005 Proxy Statement, as filed with the Securities and Exchange Commission on April 10, 2006. For additional information regarding the 2005 Plan Amendment, refer to Proposal 2 (Amendment of 2005 Stock Option and Restricted Share Plan) on pages 17-24 of the Company’s 2006 Proxy Statement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 19, 2006, the Company’s Board of Directors appointed Howard H. Pien to the Company’s Board of Directors as a Class III Director to fill a vacancy. Mr. Pien will serve for a term expiring at the Company’s annual meeting of stockholders held in 2008.

There is no agreement or understanding between Mr. Pien and any other person pursuant to which Mr. Pien was appointed to the Board. Mr. Pien is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company hereby incorporates by reference the press release dated May 22, 2006 attached hereto as Exhibits 99.1 and made a part of this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	99.1	Press release dated May 22, 2006 announcing appointment of Howard H. Pien to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 22, 2006	By:	/s/ Thomas F. Doyle
Thomas F. Doyle Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
99.1	Press release dated May 22, 2006 announcing appointment of Howard H. Pien to the Board of Directors.